                                                            Exhibit 99.23(g)(4)


                          AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of July 14, 1998 by and between The Emerging Germany Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of March 26, 1990 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 1 7f-5 ("Rule 1 7f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 16 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment. as set forth below.

3.   THE CUSTODIAN AS FOREIGN CUSTODY MANAGER

3.1. DEFINITIONS.

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 1 7f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 1 7(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 1 7f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency (as defined in Section (a)(1 )(ii) of Rule 1 7f-5) is not consistent with prevailing or developing custodial or market practices.

3.2. DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 1 7f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of the Fund.

3.3. COUNTRIES COVERED.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the

Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4. SCOPE OF DELEGATED RESPONSIBILITIES.

     3.4.1. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     3.4.2. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     3.4.3. MONITORING.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign

Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5. GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND.

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7. REPORTING REQUIREMENTS.

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Article 3 after the occurrence of the material change.

3.8. REPRESENTATIONS WITH RESPECT TO RULE 17F-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 1 7f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.9. EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE THE UNITED STATES.

4.1  DEFINITIONS.

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES.

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained. the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

     4.4.1. DELIVERY OF FOREIGN ASSETS.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; PROVIDED that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities:

     (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)      in connection with the lending of foreign securities; and

     (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall he made.

     4.4.2. PAYMENT OF FUND MONIES.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

     (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund:

     (iii) for the payment of any expense or liability of the Fund including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short:

     (vii) in connection with the borrowing or lending of foreign securities; and

     (viii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     4.4.3. MARKET CONDITIONS: MARKET INFORMATION.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.      REGISTRATION OF FOREIGN SECURITIES.

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability arising solely from such nominee's status as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.      BANK ACCOUNTS.

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

4.7.      COLLECTION OF INCOME.

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.      SHAREHOLDER RIGHTS.

With respect to the foreign securities held under this Article 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.      COMMUNICATIONS RELATING TO FOREIGN SECURITIES.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.     LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.     TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.     LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of
          Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                 STATE STREET BANK AND TRUST COMPANY

/s/MARC PARSONS               By:   /s/Ronald E. Logue
Marc L. Parsons               Name: Ronald E. Logue
Associate Counsel             Title: Executive Vice President


WITNESSED BY:                 THE EMERGING GERMANY FUND, INC.

/s/Lieschen Hartman           By:  /s/William Stack
Name:Lieshen Hartman          Name: William Stack
Title: Portfolio Assistant    Title: President


                                  STATE STREET                                  SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES



COUNTRY                    SUBCUSTODIAN                                         NON-MANDATORY DEPOSITORIES
Argentina                  Citibank, N.A.                                       --

Australia                  Westpac Banking Corporation                          --

Austria                    Erste Bank der Oesterreichischen                     --
                           SDarkassen AG

Bahrain                    British Bank of the Middle East                      --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank                              --

Belgium                    Generale de Banque                                   --

Bermuda                    The Bank of Bermuda Limited                          --

Bolivia                    Banco Boliviano Americano S.A.                       --

Botswana                   Barclays Bank of Botswana Limited                    --

Brazil                     Citibank, N.A                                        --

Bulgaria                   ING Bank N.V.                                        --

Canada                     Canada Trustco Mortgage Company                      --

Chile                      Citibank, N.A                                        --

People's Republic          The Hongkong and Shanghai                            --
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A.                              --
                           Sociedad Fiduciaria

Croatia                    Privredna Banka Zagreb d.d                           --

Cyprus                     Barclays Bank Plc.                                   --
                           Cyprus Offshore Banking Unit

Czech Republic             Ceskoslovenska Obchodni                              --
                           Banka, A.S.


                                       12


Denmark                    Den Danske Bank                                      --

Ecuador                    Citibank. N.A.                                       --

Egypt                      National Bank of Egypt                               --

Estonia                    Hansabank                                            --

Finland                    Merita Bank Limited                                  --

France                     Banque Paribas                                       --

Germany                    Dresdner Bank AG                                     --

Ghana                      Barclays Bank of Ghana Limited                       --

Greece                     National Bank of Greece S.A.                         The Bank of Greece, System for
                                                                                Monitoring Transactions in Securities
                                                                                in Book-Entry Form

Hong Kong                  Standard Chartered Bank                              --

Hungary                    Citibank Budapest Rt.                                --

Iceland                    Icebank Ltd.                                         --

India                      Deutsche Bank AG                                     --

                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank                              --

Ireland                    Bank of Ireland                                      --

Israel                     Bank Hapoalim B.M.                                   --

Italy                      Banque Paribas                                       --

Ivory Coast                Societe Generale de Banques                          --
                           en Cote d'lvoire

Jamaica                    Scotiabank Jamaica Trust and Merchant                --
                           Bank Ltd.


                                        13


Japan                      The Daiwa Bank, Limited                              Japan Securities Depositiory Center

                           The Fuji Bank, Limited

Jordan                     British Bank of the Middle East                      --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Kenya                      Barclays Bank of Kenya Limited                       --

Republic of Korea          The Hongkong and Shanghai Banking                    --
                           Corporation Limited

Latvia                     JSC Hansabank-Latvija                                --

Lebanon                    British Bank of the Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)                --

Lithuania                  Vilniaus Bankas AB                                   --

Malaysia                   Standard Chartered Bank                              --
                           Malaysia Berhad

Mauritius                  The Hongkong and Shanghai                            --
                           Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.                                --

Morocco                    Banque Commerciale du Maroc                          --

Namibia                    (via) Standard Bank of South Africa                  --

The Netherlands            MeesPierson N.V.                                     --

New Zealand                ANZ Banking Group                                    --
                           (New Zealand) Limited

Norway                     Christiania Bank AG                                  --
                           Kreditkasse

Oman                       British Bank of the Middle East                      --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


                                    14


Pakistan                   Deutsche Bank AG                                     --

Peru                       Citibank, N.A.                                       --

Philippines                Standard Chartered Bank                              --

Poland                     Citibank (Poland) S.A.                               --
                           Bank Polska Kasa Opieki S.A.

Portugal                   Banco Comercial Portugues                            --

Romania                    ING Bank N.V.                                        --

Russia                     Credit Suisse First Boston AO, Moscow                --
                           (as delegate of Credit Suisse
                           First Boston, Zurich)

Singapore                  The Development Bank                                 --
                           of Singapore Limited

Slovak Republic            Ceskoslovenska Obchodna Banka, A.S.                  --

Slovenia                   Banka Creditanstalt d.d.                             --

South Africa               Standard Bank of South Africa Limited                --

Spain                      Banco Santander, S.A.                                --

Sri Lanka                  The Hongkong and Shanghai                            --
                           Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited                      --

Sweden                     Skandinaviska Enskilda Banken                        --

Switzerland                UBS AG                                               --

Taiwan - R.O.C.            Central Trust of China                               --

Thailand                   Standard Chartered Bank

Trinidad & Tobago          Republic Bank Limited                                --


                                    15


Tunisia                    Banque Internationale Arabe de Tunisie               --

Turkey                     Citibank, N.A.                                       --
                           Ottoman Bank

United Kingdom             State Street Bank and Trust Company,                 --
                           London Branch

Uruguay                    Citibank. N.A.                                       --

Venezuela                  Citibank. N A                                        --

Zambia                     Barclays Bank of Zambia Limited                      --

Zimbabwe                   Barclays Bank of Zimbabwe Limited                    --



Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)



                                   STATE STREET                                            SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

COUNTRY                                              MANDATORY DEPOSITORIES
Argentina                                            Caja de Valores S.A.

Australia                                            Austraclear Limited

                                                     Reserve Bank Information and
                                                     Transfer System

Austria                                              Oesterreichische Kontrollbank AG
                                                     (Wertpapiersammelbank Division)

Belgium                                              Caisse Interprofessionelle
                                                     de Depot et de Virement de
                                                     Titres S.A.

                                                     Banque Nationale de Belgique

Brazil                                               Caixa de Liquidacao de Sao Paulo, (Calispa)

                                                     Bolsa de Valores de Rio de Janeiro
                                                     ALL SSB Clients presently use Calispa

                                                     Central de Custodia e de Liquidacao de
                                                     Custodia

Bulgaria                                             Central Depository AD

                                                     Bulgarian National Bank

Canada                                               The Canadian Depository
                                                     for Securities Limited

People's Republic of China                           Shanghai Securities Central Clearing and
                                                     Registration Corporation

                                                     Shenzhen Securities Central Clearing
                                                     Co., Ltd.

Croatia                                              Ministry of Finance

                                                     National Bank of Croatia

Czech Republic                                       Stredisko cennych papiru


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


                                    17


                                                     Czech National Bank

Denmark                                              Vaerdipapircentralen (the Danish
                                                     Securities Center)

Egypt                                                Misr Company for Clearing, Settlement,
                                                     and Central Depository

Estonia                                              Eesti Vaartpaberite Keskdepositoorium

Finland                                              The Finnish Central Securities Depository

France                                               Societe Interprofessionnelle
                                                     pour la Compensation des
                                                     Valeurs Mobilieres (SICOVAM)

Germany                                              Deutsche Borse Clearing AG

Greece                                               The Central Securities Depository
                                                     (Apothetirion Titlon AE)

Hong Kong                                            The Central Clearing and
                                                     Settlement System

                                                     Central Money Markets Unit

Hungary                                              The Central Depository and Clearing
                                                     House (Budapest) Ltd. (KELER)
                                                     [MANDATORY FOR GOV'T BONDS ONLY; SSB
                                                     SSB does not use for other securities]

India                                                The National Securities Depository Limited

Indonesia                                            Bank Indonesia

Ireland                                              Central Bank of Ireland
                                                     Securities Settlement Office

Israel                                               The Tel Aviv Stock Exchange Clearing
                                                     House Ltd.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


                                       18


                                                     Bank of Israel

Italy                                                Monte Titoli S.p.A.

                                                     Banca d'Italia

Jamaica                                              The Jamaican Central Securities Depository

Japan                                                Bank of Japan Net System

Kenya                                                Central Bank of Kenya

Republic of Korea                                    Korea Securities Depository Corporation

Latvia                                               The Latvian Central Depository

Lebanon                                              The Custodian and Clearing Center of
                                                     Financial Instruments for Lebanon
                                                     and the Middle East (MIDCLEAR) S.A.L.

                                                     The Central Bank of Lebanon

Lithuania                                            The Central Securities Depository of Lithuania

Malaysia                                             The Malaysian Central Depository Sdn. Bhd.

                                                     Bank Negara Malaysia,
                                                     Scripless Securities Trading and Safekeeping
                                                     System

Mauritius                                            The Central Depository & Settlement Co. Ltd.

Mexico                                               S.D. INDEVAL, S.A. de C.V.
                                                     (Instituto para el Deposito de
                                                     Valores)

Morocco                                              Maroclear
                                                     (pending publication of enabling legislation
                                                     in the Moroccan government Gazette)


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


                                      19


The Netherlands                                      Nederlands Centraal Instituut voor
                                                     Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                                          New Zealand Central Securities
                                                     Depositoriy Limited

Norway                                               Verdipapirsentralen (the Norwegian
                                                     Registry of Securities)

Oman                                                 Muscat Securities Market

Pakistan                                             Central Depository Company of Pakistan Limited

Peru                                                 Caja de Valores y Liquidaciones S.A.
                                                     (CAVALI)

Philippines                                          The Phillippines Central Depository, Inc.

                                                     The Registry of Scripless Securities
                                                     (ROSS) of the Bureau of the Treasury

Poland                                               The National Depository of Securities
                                                     (Krajowy Deposyt Papierow Wartosciowych)

Portugal                                             Central de Valores Mobiliarios (Central)

Romania                                              National Securities Clearing, Settlement and
                                                     Depository Co.

                                                     Bucharest Stock Exchange Registry Division

Singapore                                            The Central Depository (Pte)
                                                     Limited

                                                     Monetary Authority of Singapore

Slovak Republic                                      Stredisko Cennych Papierov

Slovenia                                             Klirinsko Depotna Druzba d.d.

South Africa                                         The Central Depository Limited


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


                                      20


Spain                                                Servicio de Compensacion y
                                                     Liquidacion de Valores, S.A.

                                                     Banco de Espana,
                                                     Central de Anotaciones en Cuenta

Sri Lanka                                            Central Depository System
                                                     (Pvt) Limited

Sweden                                               Vardepapperscentralen AB
                                                     (the Swedish Central Securities Depository)

Switzerland                                          Schweizerishce Effekten - Giro AG

Taiwan - R.O.C.                                      The Taiwan Securities Central
                                                     Depository Co., Ltd.

Thailand                                             Thailand Securities Depository
                                                     Company Limited

Tunisia                                              Societe Tunisienne Interprofessionelle de
                                                     Compensation et de Depot de
                                                     Valeurs Mobilieres

                                                     Central Bank of Tunisia

                                                     Tunisian Treasury

Turkey                                               Takas ve Saklama Bankasi A.S.
                                                     (TAKASBANK)

                                                     Central Bank of Turkey

United Kingdom                                       The Bank of England,
                                                     The Central Gilts Office and
                                                     The Central Moneymarkets Office

Uruguay                                              Central Bank of Uruguay

Venezuela                                            Central Bank of Venezuela

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


                                       21


Zambia                                               Lusaka Central Depository Limited

                                                     Bank of Zambia























* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                     BRIEF DESCRIPTION
(FREQUENCY)

THE GUIDE TO CUSTODY IN WORLD MARKETS
(annually):                                  An overview of safekeeping and
                                             settlement practices and procedures
                                             in each market in which State
                                             Street Bank and Trust Company
                                             offers custodial services.

THE DEPOSITORY REVIEW (annually):            Information relating to the
                                             operating history and structure of
                                             depositories located in the markets
                                             in which State Street Bank and
                                             Trust Company offers custodial
                                             services, including transnational
                                             depositories.

legal opinions (annually):                   With respect to each market in
                                             which State Street Bank and
                                             Trust Company offers custodial
                                             services, opinions relating to
                                             whether local law restricts (i)
                                             access of a fund's independent
                                             public accountants to books and
                                             records of a Foreign
                                             Sub-Custodian or Foreign
                                             Securities System, (ii) the
                                             Fund's ability to recover in the
                                             event of bankruptcy or
                                             insolvency of a Foreign
                                             Sub-Custodian or Foreign
                                             Securities System, (iii) the
                                             Fund's ability to recover in the
                                             event of a loss by a Foreign
                                             Sub-Custodian or Foreign
                                             Securities System, and (iv) the
                                             ability of a foreign investor to
                                             convert cash and cash
                                             equivalents to U.S. dollars.

Network Bulletins (weekly):                  Developments of interest to
                                             investors in the markets in which
                                             State Street Bank and Trust Company
                                             offers custodial services.

Foreign Custody Advisories (as
necessary):                                  With respect to markets in which
                                             State Street Bank and Trust Company
                                             offers custodial services which
                                             exhibit special custody risks.
                                             developments which may impact State
                                             Street's ability to deliver
                                             expected levels of service.